EXHIBIT 99.1

CONTACT:

Ken Stromsland

CIO and VP, Investor & Public Relations

(617) 913-8884

info@pixarbio.com

PixarBio Corporation (“PixarBio”) Entered into an Agreement with Henry Sargent, to Sell to Him all of the Membership Interests in PixarBio’s Wholly Owned Subsidiary Buddhi Mat LLC

Cambridge, Massachusetts (January 5, 2017): PixarBio Corporation, (OTCQX: PXRB) developers of NeuroReleaseTM, a morphine replacement, non-opiate/opiod, non-addictive pain treatment with FDA approval expected in early 2019, announced today, that on Friday, December 30, 2016, it sold to Henry Sargent all of the membership interests in Buddhi Mat LLC, the Company’s wholly owned subsidiary.

Henry Sargent agreed, as part of the transaction, to assume all of the debts of Buddhi Mat LLC as of Friday, December 30, 2016. Henry Sargent further agreed to indemnify PixarBio with respect to any, and all, debts, liabilities and/or obligations of Buddhi Mat LLC as of the closing.

The NeuroReleaseTM Platform: Non-Addictive and Non-opiate Treatment of Pain

NeuroReleaseTM is a morphine replacement, and non-addictive pain platform for the surgical/hospital setting, for the battlefield, or for acute and chronic pain. First product FDA approval for the platform will be for a 14-day post-surgical pain treatment and it is expected in early 2019.

Major Benefits of NeuroReleaseTM

•	Effects only sensory signals

•	No effect on locomotion nerve fibers, so patients can enter physical therapy quickly

•	Maintains two-point discriminate touch so patients can function

•	No effect on proprioception so no effect on a person feeling of well-being

Therefore, patients will maintain two-point discriminate touch, control of their locomotion nerve fibers so they control voluntary movement to enter rehabilitation quickly with a non-addictive morphine replacement. PixarBio’s NeuroReleaseTM pain platform also includes 4-8 hour, 3-day, 7-day, 14-day and 90-Day pain treatments all have expected FDA approvals in 2020. NeuroReleaseTM is biodegradable, and it’s non-toxic so NeuroReleaseTM can be re-injected to extend treatment timelines.

PixarBio Corporation was awarded the Boston Business Journal’s “2016 Best Places to Work”. The award recognizes PixarBio as one of the region’s best firms, offering the greatest professional opportunities and work environments to innovate.

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About PixarBio Corporation

PixarBio is a public company traded on the OTC markets under the stock symbol PXRB. PixarBio is a specialty pharmaceutical/biotechnology company focused on pre-clinical and clinical commercial development of novel neurological drug delivery systems for post-operative pain. PixarBio researches and develops targeted delivery systems for drugs, devices, or biologics to treat pain, epilepsy, Parkinson’s disease, and spinal cord injury. Our lead product platform, NeuroRelease™, has achieved sustained therapeutic release of non-opiate drugs for post-operative, acute and chronic pain in pre-clinical models. For more information, visit www.pixarbio.com.

Safe Harbor Statement

This announcement includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These statements are based upon the current beliefs and expectations of PixarBio’s management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include but are not limited to, general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of Biotech and medical device industry regulation and health care legislation in the United States and internationally; global trends on cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; PixarBio’s ability to accurately predict future market conditions; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; dependence on the effectiveness of PixarBio’s patents and other protections for innovative products; and the exposure to litigation, including patent litigation, and/or regulatory actions.

PixarBio Corp undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be obtained through PixarBio’s corporate headquarters at 200 Boston Ave, Suite 1875 in Medford, MA 02155.

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